Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 5 to Form S-1 of our report dated October 7, 2022, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to the financial statements of Cadrenal Therapeutics, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, P.C.
San Francisco, California
December 27, 2022